UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 6, 2014

GT ADVANCED TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-34133	03-0606749
(Commission File Number)	(I.R.S. Employer Identification No.)

243 Daniel Webster Highway, Merrimack, New Hampshire 03054
(Address of principal executive offices)

(603) 883-5200
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

GT Advanced Technologies Inc. (the “Company”) previously disclosed on a Current Report on Form 8-K dated October 6, 2014 that it intended to appeal The Nasdaq Stock Market LLC’s (“Nasdaq”) decision to commence a delisting action against the Company based on the Company’s October 6, 2014 voluntary petition for reorganization relief under chapter 11 of the United States Bankruptcy Code.  The Company has determined not to pursue an appeal of the decision.  As a result, Nasdaq notified the Company on October 15, 2014, that Nasdaq will suspend trading in the Company’s common stock effective October 16, 2014 (the “Suspension”), and will make an application to the Securities and Exchange Commission to delist the Company’s common stock in the near future.

The Company’s common stock will be eligible to trade over the counter on the OTC Pink marketplace under the symbol “GTATQ” after the Suspension takes effect.  A press release announcing the eligibility of the Company’s common stock for over the counter trading is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated October 16, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GT ADVANCED TECHNOLOGIES INC.

Dated: October 16, 2014	/s/ Hoil Kim
By:	Hoil Kim
Its:	Vice President, Chief Administrative Officer, General Counsel and Secretary